EXHIBIT 10.22

                         MANHATTAN BAGEL COMPANY, INC.,

                             SBI ACQUISITION CORP.,

                            SPECIALTY BAKERIES, INC.

                                       And

                                ROCCO FIORENTINO
                                   JOHN GERBER
                               FRANK S. GUGLIELMO

                  --------------------------------------------

                               AGREEMENT AND PLAN

                                    OF MERGER

                                  May 22, 1996


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                                TABLE OF CONTENTS

Section                                                                     Page
- -------                                                                     ----

1.  The Merger; Effective Time; Surviving Corporation:.........................1
    1.1.     The Merger........................................................1
    1.2.     Effective Time of the Merger......................................1
    1.3.     Certificate of Incorporation......................................1
    1. 4.    By-Laws...........................................................2
    1.5.     Directors and Officers............................................2

2.  Conversion of Shares At Effective Time.....................................2
    2.1.     Conversion of Shares of the Company Stock.........................2
    2.2      Closing Balance Sheet; Calculation of Merger Consideration........2

    2.3.     Status of Securities After Effective Time.........................3
    2.4.     Dividends.........................................................4
    2.5.     Closing...........................................................4
    2.6      Securities Representation.........................................5
    2.7.     Federal Income Tax Consequences of the Transaction................6

3.  Representations and Warranties of the Company and the .....................6
    3.1.     Organization and Qualification....................................6
    3.2.     Subsidiaries......................................................7
    3.3.     Capitalization....................................................7
    3.4.     Agreement.........................................................7
    3.5.     Financial Statements..............................................8
    3.6.     Title to Property, Absence of encumbrances, etc...................8
    3.7.     Accounts Receivable...............................................9
    3.8.     Inventory.........................................................9
    3.9.     Patents, Trademarks, etc..........................................9
    3.10.    Employee Remuneration, etc.......................................10
    3.11.    Union Agreements.................................................10
    3.12.    Officers, Directors and Bank Accounts............................11
    3.13.    No Adverse Change................................................11
    3.14     Absence of Certain Changes.......................................11
    3.15.    Environmental Matters............................................12
    3.16.    Litigation.......................................................14
    3.17.    Compliance with Other Instruments and Laws.......................14
    3.18.    Contracts, etc...................................................14
    3.19.    Taxes............................................................16
    3.20.    Permits..........................................................18

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    3.21.    Employee Benefit Plans and Arrangements and
                Compliance with ERISA.........................................19
    3.22.    Insurance........................................................20
    3.23.    Other Liabilities................................................21
    3.24.    Brokers..........................................................21
    3.25     Absence of Certain Payments......................................21
    3.26.    No Condemnation or Expropriation.................................21
    3.27.    Insider Interests................................................21
    3.28.    Disclosure.......................................................22

4.  Representations and Warranties of Parent..................................22
    4.1.     Organization and Qualification...................................22
    4.2.     Agreement........................................................22
    4.3.     Capitalization...................................................23
    4.4.     Financial Statements.............................................23
    4.5.     No Adverse Change................................................23
    4.6.     Compliance with Other Instruments and Laws.......................23
    4.7.     Filings..........................................................24
    4.8.     Brokers..........................................................24
    4.9.     No Solicitation..................................................24
    4.10.    Company Franchise Agreements.....................................24

5.  Covenants of the Company and Shareholders.................................24
    5.1.     Action to Closing................................................24
    5.2.     Access and Information...........................................25
    5.3.     Publicity; Confidentiality.......................................25
    5.4.     Best Efforts.....................................................26
    5.5.     Negotiation with Other Parties...................................26
    5.6.     Covenant Not to Compete; Injunctive Relief.......................26
    5.7.     Pooling..........................................................28

6.  Covenants of Parent.......................................................28
    6.1.     Best Efforts.....................................................28
    6.2.     Publicity; Confidentiality.......................................28
    6.3.     Access to the Company............................................28
    6.4.     Tax Free Reorganization..........................................28
    6.5.     Current Filings..................................................28

7.  Conditions to the Obligations of the Company..............................28
    7.1.     Representations and Warranties...................................28
    7.2.     Performance......................................................29
    7.3.     Closing Certificate..............................................29
    7.4.     Opinion of Counsel...............................................29
    7.5.     Employment Agreements............................................29

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    7.6.     No Order.........................................................29

8.  Conditions to the Obligations of Parent...................................29
    8.1.     Representations and Warranties...................................29
    8.2.     Performance......................................................29
    8.3.     Closing Certificate..............................................29
    8.4.     Employment Agreements............................................30
    8.5      Opinion of Counsel...............................................30
    8.6.     Consents; Permits................................................30

9.  Indemnification...........................................................30
    9.1.     Survival of Representations and Warranties.......................30
    9.2.     Indemnification by the Shareholders..............................30
    9.3.     Indemnification by Parent........................................32
    9.4.     Limitations; Nonexclusivity......................................32
    9.5.     Indemnification Procedures.......................................32
    9.6.     Indemnification Arrangements Among the Shareholders..............33

10. Registration Rights.......................................................33
    10.1.    Demand Registration Rights.......................................33
    10.2     Piggyback Registration Rights....................................35
    10.3.    Conditions to Registration.......................................36
    10.4     Expenses of Registration.........................................36
    10.5.    Inclusion of Other Shares........................................36

11. General Provisions........................................................37
    11.1.    Modification; Waiver.............................................37
    11.2.    Entire Agreement, etc............................................37
    11.3.    Termination......................................................37
    11.4.    Expenses.........................................................37
    11.5.    Further Actions..................................................37
    11.6.    Notices..........................................................37
    11.7.    Assignment.......................................................39
    11.8.    Counterparts.....................................................39
    11.9.    Headings.........................................................39
    11.10.   Governing Law....................................................39
    11.11.   Severability.....................................................39
    11.12.   Remedies Cumulative..............................................40
    11.13.   Exclusivity......................................................40
    11.14.   Arbitration......................................................40

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EXHIBITS

Exhibit A  -  Certificate of Merger

Exhibit B  -  Employment Agreements

Exhibit C  -  Opinion of Counsel for Parent

Exhibit D  -  Opinion of Counsel for the Company


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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May 22, 1996, (the "Agreement"), between and among Manhattan Bagel Company, Inc. a New Jersey corporation
("Parent" or "MBC"), and SBI Acquisition Corp., a New Jersey corporation ("Acquisition"), Specialty Bakeries, Inc., a New Jersey corporation d/b/a Bagel Builders (the "Company"), and Rocco Fiorentino, an individual ("Fiorentino"), John Gerber, an individual ("Gerber") and Frank T. Guglielmo, an individual ("Guglielmo"; Fiorentino, Gerber and Guglielmo being sometimes individually referred to as a "Shareholder" and together as the "Shareholders").

     WHEREAS, the Shareholders own all of the outstanding capital stock (the "Shares") of the Company; and

     WHEREAS, the Boards of Directors of Parent, Acquisition and the Company have approved the merger of Acquisition with and into the Company (the "Merger") pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Merger; Effective Time; Surviving Corporation:

     1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) in accordance with the Business Corporation Act of the State of New Jersey (the "New Jersey BCA"), SBI Acquisition Corp., a New Jersey corporation, shall be merged with and into Specialty Bakeries, Inc., a New Jersey corporation, in accordance with this Agreement and the separate existence of Acquisition shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall have all the effects provided in the New Jersey BCA.

     1.2. Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as Acquisition and the Company shall have filed a copy of the duly executed Agreement of Merger with duly executed officer's certificates attached thereto in the form of Exhibit A (the "Certificate of Merger"), with, and the same shall have been accepted for filing by, the Secretary of State of the State of New Jersey. The date on which the Effective Time occurs shall be the "Effective Date." Acquisition and the Company shall each take or cause to be taken all such action and do or cause to be done all such things as are necessary, proper or advisable under the laws of the State of New Jersey to make the Merger effective, subject to the terms and conditions of this Agreement.

     1.3. Certificate of Incorporation . The Certificate of Incorporation of Acquisition shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

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     1. 4.  By-Laws.  The  By-Laws of  Acquisition  shall be the  By-Laws of the
Surviving Corporation after the Effective Time.

     1.5.  Directors  and  Officers.  The Board of  Directors  and  Officers  of
Acquisition shall be the Board of Directors and Officers of the Surviving Corporation after the Effective Time to serve thereafter until their successors are elected and qualified.

2.   Conversion of Shares At Effective Time.

     2.1.     Conversion of Shares of the Company Stock.

     (a) Each share of the Company Common Stock, issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of shares of Common Stock of Parent, no par value (the "Parent Common Stock"), as determined by computing (x) the amount equal to
(i) 150,000 minus (ii) the amount computed by dividing the Adjusted Net Worth (as hereinafter defined) of the Company as of the Effective Date by the closing price of Parent Common Stock immediately prior to the Effective Date (the amount so computed being referred to as the "Liabilities Adjustment"), and (y) dividing the amount so computed under clause (x) by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. For purposes hereof, the term Adjusted Net Worth shall mean the Current Assets plus Other Assets less Current Liabilities less Long Term Liabilities plus Deferred Franchise Fees, as shown on the Balance Sheet of the Company.

     (b) No fraction of a share of Parent Common Stock shall be issued. Any fractional share of Parent Common Stock which would be issued to a record holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (after taking into account all shares of Company Common Stock then held by such holder) shall be rounded to the nearest whole share of Parent Common Stock.

     (c) The Parent Common Stock to be received upon the conversion of Company Common Stock pursuant to the Merger shall be referred to herein as the "Merger Consideration."

                  (d) Each share of Acquisition's Common Stock, no par value per share, issued and outstanding immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the Holder thereof be converted into one share of Common Stock of the Surviving Corporation.

     2.2 Closing Balance Sheet; Calculation of Merger Consideration.

     (a) The Company and Purchaser shall jointly take a physical count of the inventory of the Company as of the close of business on the Effective Date.

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     (b) Within five (5) days following the Effective Date,  Shareholders  shall prepare and deliver to Parent and Acquisition (i) a balance sheet as of the Effective Date (the "Closing Balance Sheet") for the company, which shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and (ii) a list of all accounts payable and other liabilities of the Company, stating in each case the creditor and the amount due as of the Effective Date (the "Liabilities List").

     (c) The Closing Balance Sheet and Liabilities List shall be accompanied by a certificate of the Shareholders certifying as to the accuracy of the Closing Balance Sheet and the Liabilities List and setting forth the computation of the Liabilities Adjustment pursuant to the formula set forth in Section 2.1(a) hereof.

     (d) The computation in the Certificate shall be final for the purpose hereof unless Parent gives the Shareholders, written notice within ten (10) days after delivery of the Closing Balance Sheet and the Certificate that Parent objects thereto (the "Notice of Objection").

     (e) Parent and the Shareholders shall endeavor in good faith to agree upon a settlement of the Disputed Items. If such settlement is not agreed upon within ten (10) days after the aforesaid notice is given, any remaining Disputed Items will be submitted to a panel of three (3) independent public accountants, one of which shall be designated by the Shareholders, one of which shall be an accountant designated by Parent, and the third of which shall be a partner in a Big Six public accounting firm (the "Arbitrating Accountant") selected by the other two members of the panel. The Arbitrating Accountant shall be selected within two weeks after the expiration of the said ten (10) day period and shall be advised that it is the intention of Sellers and Purchaser that a decision be rendered by the panel within thirty (30) days of the appointment of the Arbitrating Accountant.

     (f) The Shareholders shall pay the fees of the accountant designated by them, Parent shall pay the fees of the accountant designated by it, and each of the Shareholders and Parent shall pay one-half of the fee of the Arbitrating Accountant. The decision rendered by such panel shall be final and binding upon the parties.

     2.3. Status of Securities After Effective Time.

     (a) From and after the Effective Time, and until surrendered and exchanged, each outstanding certificate formerly representing shares of Company Common Stock shall be deemed for all purposes (other than the payment of dividends or other distributions, if any, to shareholders of Parent) to represent the right conferred upon such shares in accordance with Section 2.1 (a) above to receive the number of shares of Parent Common Stock computed in accordance with said
Section 2.1(a). Upon surrender and exchange of each outstanding certificate theretofore representing shares of Company Common Stock, there shall be paid to the record holders of the certificate or certificates of Parent Common Stock issued in exchange therefor the amount, without interest thereon, of dividends and other distributions declared and paid to shareholders of record subsequent

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to the  Effective  Time with  respect  to the  number of whole  shares of Parent
Common Stock represented thereby.

     (b) As soon as practicable after the calculation provided in Section 2.1(a) is made, each former shareholder of record of the Company shall exchange his certificates formerly representing shares of Company Common Stock for certificates representing Parent Common Stock. Each Shareholder is aware that the shares of Parent Common Stock to be issued as Merger Consideration at the Closing are not registered under the Securities Act, or any securities law of any state of the United States and may not be transferred without compliance with (i) the registration provisions of the Securities Act of 1933 (the
"Securities Act") or the availability of an exemption therefrom and (ii) applicable securities laws of any state of the United States. Each Shareholder is aware that certificates representing such shares will contain a legend written, printed or stamped on the face thereon stating that the shares are not registered under the Securities Act or applicable state securities laws.

     (c) Subject to the provisions of the next sentence, no transfer taxes shall be payable by such holder of former Company Common Stock in connection with such exchange. If any certificate evidencing Parent Common Stock is to be registered in any name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such registration that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer as determined by Parent, that any applicable securities laws are complied with, and that the person requesting such exchange pay to Parent any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of Parent that such tax has been paid or is not payable.

     (d) From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made.

     2.4. Dividends. If Parent shall, at any time after the date hereof but before the Effective Time, (i) issue a dividend or make a distribution payable in shares of Parent Common Stock, (ii) combine the outstanding Parent Common Stock into a smaller number of shares, (iii) subdivide the outstanding Parent Common Stock, or (iv) reclassify the Parent Common Stock, then, in such event, the Merger Consideration to be delivered to holders of Parent Common Stock who are entitled to receive Merger Consideration in exchange for Parent Common Stock shall be adjusted so that each Shareholder shall be entitled to receive such Merger Consideration as such Shareholder would have been entitled to receive if the Effective Time had occurred prior to the happening of such event (or, if applicable, the record date in respect thereof).

     2.5. Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the Closing (the "Closing") of the transactions contemplated by this Agreement shall take place promptly after the last to occur of the satisfaction of all of the conditions set forth in Sections 7 and 8 and which have not been waived, or on such other date, and at such time and place as may


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     be agreed upon in writing by the parties hereto. The date of the Closing is herein referred to as the Closing Date. At the Closing, the parties shall exchange the certificates, opinions, and other documents contemplated by this Agreement in order to ascertain whether the conditions to the parties' obligations to consummate the Merger have been satisfied or any right or condition exists that would permit or require this Agreement to be terminated. The parties shall on the Closing Date or as soon thereafter as practicable cause an executed copy of the Certificate of Merger, with appropriate officers' certificates attached, to be filed in accordance with the laws of the State of New Jersey.

     2.6 Securities Representation. Each Shareholder understands that the shares of Parent Common Stock constituting the Merger Consideration will not be registered under the Securities Act of 1933 (the "Securities Act"), because the issuance thereof is exempt pursuant to Section 4(2) of the Securities Act, and that the reliance of Parent on such exemption is predicated on each Shareholder's representations, warranties, covenants and acknowledgments set forth in this Section 2.6.

     (a) Each Shareholder represents and warrants to Parent that the address of his principal residence is as set forth in Section 11.6 hereinbelow.

     (b) Each Shareholder represents and warrants to Parent that the shares of Parent Common Stock being acquired by such Shareholder are being acquired for his own account, not as a nominee or agent, for investment and not with a view to resale or distribution within the meaning of the Securities Act, and the rules and regulations thereunder, and the Shareholder will not distribute the Parent Common Stock in violation of the Securities Act.

     (c) Each Shareholder (i) acknowledges that the shares of Parent Common Stock are not registered under the Securities Act and must be held indefinitely by him unless they are subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of shares made under Rule 144 of the Securities and Exchange Commission under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not presently available for use by the Purchaser for resale of the shares of Parent Common Stock to be acquired pursuant to the Agreement, and (iv) is aware that except as provided in Section 10 hereinbelow, Parent is not obligated to register the Parent Common Stock under the Federal or any state securities law so that they may be transferred or otherwise disposed of by the Shareholder.

     (d) Each Shareholder represents and warrants to Parent that he (i) is fully capable of understanding the type of investment being made as a result of the Merger and the risks involved in connection therewith, (ii) is financially able to purchase and hold the Parent Common Stock for long-term investment, believes that the nature and amount of the shares being acquired by him are consistent with his overall investment program and financial position, and recognizes that there are substantial risks involved in his acquisition of the Parent Common Stock, (iii) is capable of bearing the economic risk of his investment in the Parent Common Stock for an indefinite period of time and can afford a complete

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loss of his  investment,  (iv) has adequate  means of providing  for his current liquidity needs, has no need for liquidity of his investment and is not expecting any short term income from his investment, and (v) has no reason to anticipate any change in personal circumstance, financial or otherwise, which may cause or require any sale of the Parent Common Stock.

         (e) Each Shareholder confirms that Parent has made available to him the opportunity to ask questions of and receive answers from Parent's officers and directors concerning the business and financial conditions of Parent, and to acquire, and the Shareholder has received to his satisfaction, such additional information about the business and financial condition of the Company as he has requested.

     2.7. Federal Income Tax Consequences of the Transaction. All parties to this Agreement anticipate that the proposed merger transaction will qualify as a "reorganization" pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Parent and Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code. Parent and Company anticipate that no gain or loss will be recognized by Parent or Company by reason of the Merger. It is further anticipated that no gain or loss will be recognized by the Shareholders of Company who receive only Parent Common Stock in exchange for Company Common Stock.

3. Representations and Warranties of the Company and the Shareholders. The Company and each Shareholder, jointly and severally represent and warrant to Parent and Acquisition as follows:

     3.1. Organization and Qualification. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all requisite power and authority to own, lease and operate its properties and business as now being conducted. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to so qualify would have a material adverse effect on the business or assets of the Company.

     (b) The copies of the Certificate of Incorporation and Bylaws of the Company heretofore delivered by the Company to Parent are true, correct and complete copies of such instruments as presently in effect. The minute books and corporate records of the Company made available to Parent are the original minute books and records of the Company and contain all proceedings (or certified copies thereof) of the Shareholders and the board of directors of the Company and there have been no other meetings, resolutions or proceedings of the Shareholders or the directors of the Company to the date hereof not reflected in such minute books and corporate records. Such minute books and corporate records are true, correct and complete and there have been no changes, additions or alternation thereto since the furnishing of such records to Parent.


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     3.2.  Subsidiaries.  The  Company  does  not own or  control,  directly  or indirectly, any shares of, or interest in, any corporation, business trust, joint stock company, limited liability company, partnership, joint venture, association or other business entity or venture.

     3.3. Capitalization. The authorized capital stock of the Company consists of 2,500 shares of common stock, no par value per share (the "Company Common Stock"), of which 1,000 shares of Company Common Stock are issued and outstanding and owned of record and beneficially by the Shareholders in such amounts as are set forth opposite such Shareholder's name on Schedule 3.3., in each case free and clear of any lien, pledge, hypothecation, mortgage or other encumbrance or adverse claim thereon. All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as listed on Schedule 3.3, other than the Company Common Stock, there are no other equity securities or securities convertible into equity securities of the Company outstanding and there are no options, warrants, calls, subscriptions, or other rights or other agreements or commitments of any character whatsoever obligating the Company to issue or sell any shares of its capital stock or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of its capital stock or other securities of any kind of the Company. There are no shareholders agreements, voting trusts or other agreements or understandings to which the Company or any Shareholder is a party, including, without limitation, any agreements or understandings with respect to (i) the voting of the capital stock of the Company, (ii) the relative rights and obligations of the Shareholders of the Company, (iii) any buy-sell or rights of first refusal regarding the Company and the interests of any Shareholder therein, (iv) relations among the Shareholders, or (v) any other agreements among the Shareholders relating to the conduct of the business and operations of the Company.

     3.4. Agreement. This Agreement, and all other agreements, documents, instruments and certificates to be executed in connection herewith or contemplated hereby have been duly authorized by all necessary corporate action, including, without limitation, the directors of the Company and by the unanimous approval of the Shareholders, and this Agreement has been duly executed and delivered by each of the Company and each Shareholder and constitutes, and such other agreements, documents, instruments and certificates when executed and delivered will constitute, the legal and binding obligation of each of the Company and each Shareholder, enforceable in accordance with its terms. The execution and delivery by each of the Company and each Shareholder of this Agreement, and all other agreements, documents, instruments, and certificates contemplated hereby, the consummation of the transactions contemplated hereby, and the performance by each of the Company and each Shareholder of its or his obligations hereunder and thereunder will not conflict with or result in any violation or termination of, or any default under (either immediately or with notice or lapse of time), or any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, any provision of (a) the certificate of incorporation or by-laws of the Company, (b) any agreement, contract, mortgage, lease, license, note, bond, mortgage, indenture, deed of trust or other instrument to which the Company, or any Shareholder is a party or by which any of the properties or other assets of the Company, or any Shareholder is bound (except that no representation is made with respect to the franchise agreements listed on Schedul e 3.18), (c) any governmental franchise, license, permit or authorization, or any judgment or order of any tribunal or governmental body applicable to the Company, or any Shareholder, or any of the properties or other assets of the Company or any Shareholder, or (d) any law, statute, decree, rule or regulation of any jurisdiction applicable to the Company or any Shareholder. No authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority by the Company or any Shareholder is required to be obtained or made by the Company or any Shareholder in connection with the execution of this Agreement by the Company or any Shareholder, the consummation by the Company or any Shareholder of the transactions contemplated hereby or the performance by the Company or any Shareholder of their obligations hereunder, other than the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and the filing of any necessary documents with the Franchise Tax Board of the State of New Jersey.

     3.5. Financial Statements. Attached hereto as Schedule 3.5 are the unaudited consolidated balance sheet of the Company as of March 31, 1996, including the notes thereto, and the related consolidated statement of income and retained earnings and statements of cash flow for the three months then ended (the "Unaudited 1996 Financial Statements"). The Company has furnished to Parent true and complete copies of the audited consolidated balance sheets of the Company as of December 31, 1995 and 1994, including the notes thereto, and the related consolidated statements of income and retained earnings and changes in financial position for the years then ended certified by Rainer & Company (the "Audited Financial Statements," the Unaudited 1996 Financial Statements and the Audited Financial Statements are together referred to as the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of the Company and present fairly the financial position of the Company as at the respective dates thereof, the related results of operations for the periods therein referred to, and the related changes in financial position for such periods in accordance with generally accepted accounting principles consistently followed throughout the periods involved. All proper and necessary books of accounts and financial records have been maintained by and are in the possession of the Company and are accurate and complete, all in accordance with generally accepted accounting principles and applicable legal requirements.

     3.6. Title to Property, Absence of encumbrances, etc. Set forth in Schedule
3.6 is a complete and accurate list as of the date of this Agreement of (a) all real property owned or leased by the Company, and (b) all machinery, equipment, tools, furniture and fixtures owned or leased by the Company, and of all mortgages, liens and encumbrances to which such real property, machinery, equipment, tools, furniture and fixtures are subject. Except for leased property and as specified in such Schedule 3.6, the Company has good, valid and marketable title to all assets, real or personal, tangible or intangible, owned or used by it, respectively, including, without limitation, all assets reflected in the most recent balance sheet included in the Financial Statements (other than any assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet), free and clear of all mortgages, pledges, liens, security interests or encumbrances of any nature (other than liens for taxes, assessments or other governmental charges not yet due and payable, or presently payable without penalty or interest), including, without limitation, any government restrictions on the operation of such assets, except as otherwise disclosed in Schedule 3.6 or other Schedules to this Agreement. As of the date hereof, all buildings, including without limitation, the heating, ventilation, air-conditioning, mechanical and electrical systems therein, other improvement and leasehold improvements, and all machinery, equipment, tools, furniture and fixtures listed on Schedule 3.6 owned or leased by the Company are in good operating condition and repair and not a subject of deferred maintenance. All real property owned or leased by the Company has been constructed and operated in compliance with all applicable federal, state, county and municipal laws, regulations, ordinances, standards and orders, including without limitation all zoning and environmental laws, regulations, ordinances, standards and orders. As of the date hereof, there are no outstanding enforcement actions or notices of violation issued by any federal, state, county or municipal authority having jurisdiction over any such property.

     3.7. Accounts Receivable. All accounts receivable reflected on the most recent balance sheet included in the Financial Statements (the "Balance Sheet") and all accounts receivable arising subsequent to the date of such balance sheet, have arisen in the ordinary course of business, represent valid obligations to the Company, subject only to reserves for bad debts recorded in a manner and in an amount consistent with past practice, and have been collected, were collectible as of the date of the Balance Sheet or the date incurred if subsequent thereto, in the aggregate recorded amounts thereof in accordance with their terms.

     3.8. Inventory. All of the Company's product inventories are currently saleable in the ordinary course of business consistent with past practice. All of the Company's raw materials and supplies inventory can be used or consumed in the ordinary course of business as now conducted, and are not in amounts in excess of normal requirements. Since December 31, 1995, there had been no change in the amount of the Company's inventory except for changes as a result of the purchase and sale of, or adjustment to, inventory in the ordinary course of business consistent with past practice, including, but not limited to, established seasonal patterns and general economic trends.

     3.9. Patents, Trademarks, etc. Schedule 3.9 contains a complete and correct list as of the date of this Agreement, including the number and date thereof, of all patents, trademarks registered or claimed by the Company, trade names and registered copyrights owned or used by, or registered in the name of, the Company, and of all applications for patents or for registration of trademarks, trade names or copyrights made by the Company, or by any of its employees for the benefit of the Company. Except as otherwise indicated on Schedule 3.9, the Company is the registered and beneficial owner of all such patents, trademarks, trade names and registered copyrights, free and clear of any license, royalty, lien, encumbrance or other interest of any third party. The Company owns or has the right to use the name "Bagel Builders", all patents, patent applications, trademarks, trade names, copyrights or other intellectual property rights, including, without limitation, inventions, processes, designs, formulae, trade secrets, technology and know-how, necessary for the conduct of its business as now being conducted. Other than as set forth on Schedule 3.9, as of the date hereof there is no existing, pending or to the knowledge of the Company or any Shareholder, threatened claim by the Company against any third party for infringement, misuse or misappropriation of any patent, trademark, trade name, copyright or other intellectual property (including without limitation any trade secrets or know-how) owned by the Company or in which the Company has an interest. As of the date hereof, there is no existing, pending or, to the knowledge of the Company or any Shareholder, threatened action, suit, or proceeding against the Company for infringement, misuse or appropriation by the Company of any patent, trademark, trade name, copyright or other intellectual property (including without limitation any trade secret or know-how) owned by any third party or, to the knowledge of the Company or any Shareholder, any basis therefor.

     3.10. Employee Remuneration, etc.

     (a) Schedule 3.10 lists the current salaries, bonuses, or any other form of compensation paid (together with pending or anticipated increases therein) to each director, officer, employee, agent, or consultant of the Company, including any bonuses which the Company has promised or currently anticipates paying to any such person. No officer or other key employee of the Company has as of the date hereof indicated an intention to the Company, or any Shareholder to terminate his or her employment with the Company.

     (b) Schedule 3.10 also lists, as of the date of this Agreement, each officer or employee of the Company who has entered into an employment contract, consulting contract, or other special arrangement with the Company, and true and complete copies of all such contracts and descriptions of all such arrangements have been previously delivered to Parent.

     (c) Except as set forth on Schedule 3.10, as of the date hereof, the Company has not entered into any agreement or arrangement with any employees of the Company to pay such employee any amount beyond such individual's regular salary as an inducement to remain as an employee until, or contingent upon, the execution of this Agreement or the consummation of the transactions contemplated hereby.

     3.11. Union Agreements. Except as disclosed in Schedule 3.11, as of the date hereof, the Company is not a party to any collective bargaining agreement. True and complete copies of any written agreements disclosed have been delivered to Parent. Except as disclosed on Schedule 3.11 as of the date of this Agreement, no attempts to organize the employees of the Company have been made, nor to the knowledge of the Company or any Shareholder, are any such attempts now threatened or being planned or has any such organization or representation been discussed among the Company's employees within the two year period ending on the date hereof. As of the date hereof, the Company is in compliance with all applicable Federal, State and local laws, rules and regulations regarding employment conditions and practices, has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. As of the date hereof, the Company has not engaged in any unfair labor practices and has not discriminated on the basis of age, sex or other discrimination prohibited by law in its respective employment conditions or practices. Except as set forth on Schedule 3.11, as of the date hereof, there are no unfair labor practice or age or sex discrimination charges or complaints or other charges or complaints alleging illegal discriminatory practices pending or to the knowledge of the Company or any Shareholder threatened against the Company before any Federal, state or local board, department, commission or agency nor to the knowledge of the Company or any Shareholder does any basis therefore exist. As of the date hereof, there are no existing or to the knowledge of the Company or any Shareholder threatened labor strikes, disputes, grievances, or controversies affecting the Company. As of the date hereof, there are no pending or to the knowledge of the Company or any Shareholder threatened representation questions respecting the employees of the Company or any pending arbitration proceedings. Except as set forth on Schedule 3.11, as of the date hereof, the Company is not obligated to pay, and has not granted or promised in writing or orally, to pay to any employee, officer, director or provider of services, any compensation, and the Company is not a party to any special arrangement for the payment of monies or provision of benefits pursuant to which the Company could have any obligation to pay such persons compensation in the event of, or as a consequence of, the severance of their employment or relationship with the Company, or a change in control of the Company.

         3.12. Officers, Directors and Bank Accounts. Schedule 3.12 lists as of the date hereof (a) the names of all directors and officers of the Company and
(b) the name and location of each bank or other institution in which the Company has any account or safe deposit box, the number or other identification thereof and the names of all persons authorized to draw thereon or have access thereto.

     3.13. No Adverse Change. From December 31, 1995 through the date hereof there has not been any material adverse change in the financial condition, operations, business or prospects of the Company.

     3.14 Absence of Certain Changes. Except as set forth on Schedule 3.14, from December 31, 1995 through the date hereof, the Company has not

     (a) incurred any obligations or liabilities, whether absolute, accrued, contingent or other, other than obligations and liabilities incurred in the ordinary course of business,

     (b) paid, discharged or satisfied any claims, liabilities or obligations, whether absolute, accrue, contingent or otherwise, other than the payment, discharge or satisfaction, in the ordinary course of business, of claims, liabilities and obligations incurred in the ordinary course of business.

     (c) mortgaged, pledged or subjected to any lien, lease, security interest or other encumbrance (other than liens for taxes, assessments or other governmental charges not yet due and payable, or presently payable without penalty or interest) any of its assets, real or personal, tangible or intangible,

     (d) acquired or disposed of any assets or properties, or entered into any agreement for any such acquisition or disposition, except in the ordinary course of business,

                  (e) suffered any material loss of, or adverse change in its relationship with, any material supplier or customer or has knowledge that any such supplier or customer intends or is contemplating any action which would constitute or lead to such a loss or adverse change,

     (f) suffered any damage, destruction or loss (whether or not covered by insurance) which has a material adverse effect on its business,

     (g) terminated or made any substantial revision of, or engaged in any renegotiation of, any material contract,

     (h) materially decreased the level of maintenance on, or its expenditures for maintenance of, the real property, machinery, equipment, tools, furniture and fixtures owned or leased by it,

     (i) settled any dispute involving payment by the Company in excess of $5,000, or canceled, forgiven or reduced any obligation of any person or entity in an amount in excess of $5,000,

     (j) made any loan or advance in excess of $5,000 to any person or entity other than travel or expense advances in accordance with its normal policies which have been accounted for or repaid, and extension of trade credit in accordance with its normal business practices, or

     (k) paid, loaned or advanced any amount to, or sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, directly or indirectly, any of its officers, directors or stockholders or any affiliate or associate of any of its officers, directors or stockholders, except customary and ordinary salary payments to its officers.

     (l) paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other securities,

     (m) made any change in any method of accounting or accounting practice, or

     (n) entered into any material transaction other than in the ordinary course of business.

     3.15. Environmental Matters. (a) Except as set forth in Schedule 3.15, as of the date of this Agreement, there is not with respect to any Environmental Matter (as such term is defined below), related to or which affects or might affect the Company or any of the transactions contemplated by this Agreement:
(i) any judicial or administrative action, suit, order, proceeding or governmental investigation concerning or against the Company pending or to the knowledge of the Company or any Shareholder threatened before any court or tribunal or governmental instrumentality, (ii) any citation, summons, directive, order or notice of violation of any law, decree, rule, regulation or order against the Company or to which the Company is a party, (iii) any lien on the Company property arising from or related to Environmental Matters, or to the knowledge of the Company or any Shareholder any governmental action resulting or which is likely to result in the imposition of any such lien on any of the properties owned or leased by the Company or (iv) to the best of the Company's and each Shareholder's knowledge, any basis for any of the foregoing.

     (b) Schedule 3.15 also lists, together with the date of expiration thereof, all currently effective registrations, permits, licenses, authorizations and approvals issued to the Company by or on behalf of any Federal, state or local governmental body or agency with respect to Environmental Matters. True and complete copies of all such registrations, permits, licenses, authorizations and approvals have been previously delivered to Parent. Such registrations, permits, licenses, authorizations and approvals constitute all those necessary for the lawful conduct of the Company's business as presently conducted with respect to Environmental Matters and as of the date hereof there is no administrative action or other proceeding pending or, to the best of the Company's and each Shareholder's knowledge, threatened to revoke or suspend any such registration, permit, license, authorization or approval.

     (c) As of the date hereof, no Hazardous Substances (as such term is defined below) arising out of the operations of the Company have been generated, treated, released, stored, discharged, disposed of or deposited on any of the premises now or previously utilized by the Company (whether directly or indirectly through a third party) or at any other location, except as permitted by current applicable laws and regulations. As of the date hereof, all storage facilities, whether above or below ground, and associated piping and equipment located on the premises of the Company are in sound condition and free of leaks which may result or have resulted in any release of Hazardous Substances.

     (d) As used herein, the term "Environmental Matters" refers to all matters relating to ground, air and water pollution or discharge, solid or hazardous wastes, toxic, hazardous or polluting substances, transportation, occupational health, product liability, the transport, storage, recycling or disposal of waste (including, without limitation, garbage, refuse, sludge and other discarded materials, whether solid, liquid, semisolid or gaseous and whether on-site or off-site), ground water and soil monitoring, and discharge or emission of pollutants, contaminants or by-products (including, without limitation, dredged soil, solid wastes, incinerator residue, sewage, garbage, sewage sludge, chemical wastes, biological materials, radioactive materials, heat, wrecked or discarded equipment, industrial waste, chemicals, metals or other substances), whether such pollution or discharge was caused by (i) the Company, (ii) any third party arising from transport, storage, disposal or treatment, whether on-site or off-site, on behalf of the Company, (iii) any lessee or sublessee of any real property owned or leased by the Company, or (iv) any partnership, joint venture or other similar business arrangement to which the Company is a party.

     (e) As used herein, the term "Hazardous Substances" shall have the meaning assigned to such term in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., but shall also include petroleum hydrocarbons and any substance defined as hazardous or toxic by any state or local regulatory agency having jurisdiction.

     3.16. Litigation. Other than in regard to any Environmental Matter or as set forth on Schedule 3.16, as of the date of this Agreement, there is no judicial or administrative action, suit, proceeding or governmental investigation pending or, to the knowledge of the Company or any Shareholder, threatened before any court or tribunal or governmental instrumentality, or any citation, order or notice of violation of any law, decree, rule or regulation, by or against the Company, or any of the Company' s properties, which relates in any way to the Company' s business, properties, assets or operations, or which has or is likely to result in an imposition of a lien on any of the properties or assets owned or leased by the Company, or which question the validity of this Agreement or any action to be taken in connection herewith, nor is there any such action, suit, proceeding or investigation, pending or to the knowledge of the Company or any Shareholder, threatened, which involves any director, officer, employee, consultant or independent contractor of the Company in its or his or her capacity as a consultant or independent contractor of the Company. Except as set forth in Schedule 3.16, as of the date hereof, neither the Company, nor any property or assets of the Company is subject to any judicial or administrative order, judgment, injunction or decree nor has the Company been a party to any litigation, including without limitation any product or professional liability litigation, within the last five years. As of the date hereof, all accrued fees and expenses incurred by the Company in connection with any matters set forth on Schedule 3.16 have been paid in full, no such amounts remain due and payable, and there are no accrued fees and expenses with respect to such matters for work performed prior to the date hereof for which the Company has not been billed.

     3.17. Compliance with Other Instruments and Laws. As of the date hereof, the Company is not in violation of any provision of (a) its charter or by-laws, or (b) any agreement, contract, mortgage, lease, license or other instrument, governmental franchise, license, permit or authorization, judgment or order of any tribunal or governmental body, or law, statute, decree, rule or regulation applicable to it or any of its properties or to which it is a party or by which it is bound which violation in any case would reasonably be expected to impair the Company's ability to operate its business in a manner consistent with past practice.

     3.18. Contracts, etc.

     (a) Schedule 3.18 contains complete and correct list, as of the date of this Agreement, of each of the following contracts and agreements, oral or written (each a "Contract"):

          (i) contract for the employment of any person by the Company (including any management or consulting agreement) not listed on Schedule 3.10,

          (ii) profit  sharing,  bonus,  deferred  compensation,  stock  option,
     severance  pay,   pension,   retirement  or  similar  plan,   agreement  or
     arrangement of the Company,

          (iii) mortgage, debenture, note or installment obligation, or other instrument or contract for the borrowing or lending of money by the Company, including without limitation any agreement or arrangement relating to the maintenance of compensating balances or the availability of a line of credit,

          (iv) franchise agreement, license agreement, sales agency agreement or distribution agreement to which the Company is a party,

          (v) guaranty of any obligation by the Company, including without limitation any keep-well, make-whole or maintenance of working capital or earnings or similar agreement,

          (vi) agreement for the sale of any properties or assets by the Company other than sales of products in the ordinary course of business,

          (vii) contract, purchase order or other agreement, other than a contract, purchase order or other agreement (i) for the purchase of machinery, equipment, tools, furniture or fixtures with an aggregate consideration of less than $5,000, made in the ordinary course of business, or (ii) for the purchase of raw materials or other supplies made in the ordinary course of business, pursuant to which the Company is or may be obligated to make payments, contingent or otherwise, on account of or arising out of the acquisition, prior, pending or future, of the shares, business, or other assets of another enterprise,

          (viii) secrecy or invention agreement under which the Company or any Shareholder or, to the Company's or any Shareholder's knowledge, any of the present officers or employees of the Company has any obligation and relating to the business of the Company,

          (ix) requirements contract with the Company as buyer or seller or other agreement for the purchase or sale of goods or services not terminable without liability by the Company on 60 days' (or less) notice and involving payments by or to the Company in excess of $5,000,

          (x) agreement or arrangement with a customer or supplier of the Company for rebates, sharing of expenses or any similar device for the effective reduction or increase of prices or other charges and involving products with an aggregate value in excess of $5,000,

          (xi) agreement of the Company with, or loan or advance by the Company to or from, or other obligation of the Company to or from any officer or director of the Company, or any affiliate of any such person,

          (xii) lease of real or personal property with the Company as lessor or lessee, involving rents of more than $5,000 per year,

          (xiii) agreement or arrangement limiting the freedom of any of the Company or, to the knowledge of the Company or any Shareholder, any of the present officers or employees of the Company to compete in any line of business similar to the Company' s business, with any person or other entity or in any geographical area,

          (xiv) joint venture agreement or partnership, profit sharing or other agreements to which the Company is a party,

          (xv) agreement pursuant to which the Company has indemnified or shared tax liability with any party, and

          (xvi) contract,  commitment or agreement not referred to above in this
     Section 3.19 or in any other Schedule to this Agreement and any one of which involves aggregate payments by or to the Company of $5,000 or more.

     (b) All such contracts and agreements are, with respect to the Company, as of the date hereof, valid, binding and in full force and effect, the Company is not in any default thereunder which default could reasonably be expected to cause termination of such Contract, and to the best knowledge of the Company and each Shareholder, no event has occurred which, whether with notice, lapse or time or otherwise, would constitute such a default by the Company thereunder (it being understood that no representation or warranty is made with respect to the effect of the transactions contemplated by this Agreement on the franchise agreements listed on Schedule 3.18), and the Company has not received any notice of cancellation or termination thereunder.

     (c) Except as disclosed in Schedule 3.18 hereto, no consent of any party or the payment of any penalty or incurrence of any additional obligation or change of any terms is necessary so that all rights of the Company under contracts extending beyond the Closing Date shall continue unimpaired on and after the Closing Date (it being understood that no representation or warranty is made with respect to consents, payments or additional obligations or changes of terms which may arise or be necessary under the franchise agreements listed on
Schedule 3.18 by reason of the transactions contemplated by this Agreement).

     3.19. Taxes. Except as set forth on Schedule 3.19 as of the date hereof:

     (a) The Company has timely filed (giving due regard to permitted extensions) all Tax returns (as defined below) and reports required to be filed by it, which returns and reports were correct and complete in all aspects and are consistent with the books and records of the Company. All Taxes owed by the Company (whether or not shown in any Tax Return) have been paid in full. The amounts accrued as liabilities for Taxes (whether accrued as currently payable or deferred Taxes) on the books and records of the Company and reflected in the Financial Statements are adequate to satisfy all unpaid liabilities for Taxes of the Company through such date, including Taxes accruable upon income earned through March 31, 1996. There is no tax lien upon any property or asset of the Company except liens for current Taxes not yet due.

     (b) Adequate provision, including provision in the deferred tax account, has been made in the Financial Statements for all deferred and accrued Taxes as of their respective dates with respect to operations for periods ending on the respective dates of the Financial Statements.

     (c) The Company has delivered to Parent true and complete copies of all federal, state and foreign income tax returns (together with any Revenue Agent's Reports) filed by the Company relating to its operations for the taxable years ended 1992, 1993, 1994 and 1995. The Federal income tax returns of the Company have not been examined by the Internal Revenue Service for periods ended after 1992 and there are no outstanding proposed adjustments with respect to such returns.

     (d) No deficiency for any other Tax has been asserted or assessed against the Company, and there are no unresolved claims concerning, or proceedings or actions pending, which relate to either the Tax liability of the Company or the collection or assessment of Tax for any period for which returns covering the Company have been filed or were due. No issue has been raised in any examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period through the date hereof not so examined.

     (e) There are no extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed. The Company has not entered into any waivers or agreements for the extension of time for the assessment of any Taxes or deficiencies thereof, nor are there any requests for rulings, nor are there any outstanding subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any taxing authority. There is no outstanding agreement, extension or waiver extending the statutory period of limitation applicable to any Tax or Tax Return.

     (f) The Company has not agreed to, nor is the Company required to make, any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code") (or any predecessor provision) by reason of any change in any accounting method of the Company, and the Company has no application pending with any taxing authority requesting permission for any changes in its accounting methods.

     (g) The Company has not consented to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (or any predecessor provision).

     (h) Through the date hereof the Company has duly and timely withheld all Taxes from all salaries, wages and other compensation of its respective employees' and has duly and timely paid over to the appropriate governmental authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (i) Set forth in Schedule 3.19 is a list of (i) all examinations of Federal income tax returns of the Company since its formation through the date hereof and a summary of the adjustments thereto agreed to by the Company and (ii) all deficiencies for other Taxes that have been assessed against and paid by the

Company through the date hereof. No Tax claims have been or are being asserted or proposed, and, to the knowledge of the Company or any Shareholders, no proposals or deficiencies for any Taxes are being threatened, and no audit or investigation of any return or report of Taxes is currently underway, pending or threatened.

     (j) The Company has not made any payment which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and no payment by it required to be made under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (k) The Company has never been, and currently is not, bound by or subject to any obligation under any agreement relating to the sharing of any liability for, or payment of, Taxes with any other person or entity.

     (l) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     (m) The Company has elected to be treated as an "S" Corporation for Federal income tax purposes, effective as and from the date specified on Schedule 3.19, which election continues and will continue through the Effective Date. The Company has also elected to be taxed as an "S" Corporation for New Jersey state, franchise or corporate income tax purposes, effective as and from the dates specified on Schedule 3.19, which elections will continue through the Effective Date. The Company has elected to be treated as a C corporation for Pennsylvania state, franchise or corporate income tax purposes, effective as and from the date specified on Schedule 3.19, which election will continue through the Effective Date.

     3.20. Permits. As of the date hereof, the Company has obtained and holds all licenses, permits, authorizations, consents and orders or approvals of all Federal, state or local governmental or regulatory bodies that are necessary for the lawful conduct of its business (the "Permits"), including without limitation permits to operate machinery, or to store, handle, utilize or dispose of raw materials (including without limitation Hazardous Materials) and waste. As of the date hereof, all of the Permits are listed on Schedule 3.20 and are validly issued and in full force and effect and the Company is in compliance therewith. As of the date hereof, no proceeding is pending or, to the best knowledge of the Company and each Shareholder, threatened which seeks or may result in canceling, suspending, restricting or modifying any Permit. As of the date hereof, the business of the Company is being operated in all respects in accordance with the terms and conditions of the Permits except where the failure to be so operated would not result in the cancellation, suspension, restriction or modification of any Permit or require the Company to make payments in excess of $5,000.

     3.21. Employee Benefit Plans and Arrangements and Compliance with ERISA.

     (a) Schedule 3.21 hereto sets forth, as of the date of this Agreement, all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, which are or have been maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company or under which any current or former employee, officer or director of the Company claims any benefits or rights (collectively, the "Plans"). Each Plan is in writing and the Company has furnished Parent with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. As of the date hereof, the Company has no express or implied commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) None of the Plans is as of the date hereof or at any time was, a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as disclosed on Schedule 3.22(b)(1), none of the Plans provided as of the date hereof or at any previous time provided, for the payment of separation, severance, termination or similar-type benefits to any employee, officer, director of the Company or obligates or obligated the Company to pay separation, severance, termination or similar-type benefits to any such person solely as a result of any transaction contemplated by this Agreement. Except as disclosed on
Schedule 3.21, none of the Plans provides as of the date hereof or at any previous time provided, for or promises retiree medical, dental, disability or life insurance benefits to any current or former employee, officer or director of Company. None of the Plans is as of the date hereof or was at any time subject to the laws of any jurisdiction outside of the United States.

     (c) Each Plan is as of the date hereof and has been operated in all respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code. No legal action, suit or claim is pending or, to the knowledge of the Company or any Shareholder, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, no fact or event exists that could give rise to any such action, suit or claim.

     (d) Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS after 1985 that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS after 1985 that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS through the date hereof to adversely affect the qualified status of any such Plan or the exempt status of any such trust. As of the date hereof, each such Plan has been properly amended prior to the date of this Agreement in order to comply with the provisions of the Tax Reform Act of 1986 and all other laws, rules and regulations relating to tax-qualified benefit plans which are effective as of the date of this Agreement.

     (e) As of the date hereof, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or section 4975 of the Code) with respect to any Plan. As of the date hereof, the Company has not incurred any liability for any excise tax arising under Section 4971, 4972, 4979, 4980 or 4908B of the Code with respect to any Plan, and no fact or event exists which could give rise to any such liability. As of the date hereof, the Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course) with respect to any Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred within the five years preceding the date hereof or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. As of the date hereof, none of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company has not been required to post any security under
Section 307 of ERISA or Section 401(a) of the Code; and to the knowledge of the Company and each Shareholder, no fact or event exists which could give rise to any such lien or requirement to post any such security.

     (f) All contributions, premiums or payments required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

     (g) The termination of the Company Pension Plan shall not result in any liability, cost, loss, damage, expense, claim or penalty to the Company, the Surviving Corporation, Parent or Acquisition.

     3.22. Insurance. Schedule 3.22 lists all insurance policies to which the Company is, as of the date of this Agreement, a party or which relate to the employees of the Company (the "Insurance Policies") and sets forth for each such Insurance Policy the name of the insurer, the coverage limit, the amount and frequency of payment of the premium, the term of the policy and a claims history for each Insurance Policy since January 1, 1993. As of the date hereof, the Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid or will be paid when due, and no notice of cancellation or termination has been received with respect to any Insurance Policy. The Insurance Policies provide coverage that is in compliance with all material requirements of law and of all material agreements to which the Company is a party, are valid, outstanding and enforceable policies, and provide adequate insurance coverage for the Company and the operations of its business.

     3.23. Other Liabilities. As of the date hereof, the Company does not have any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of whatever nature, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations (a) as reflected in the Balance Sheet included as part of the Financial Statements, (b) disclosed in the Schedules to this Agreement, or (c) incurred in the ordinary course of business which do not singly or in the aggregate with respect to similar liabilities involve an amount greater than $5,000.

     3.24. Brokers. No finder, broker, agent or other intermediary has acted on behalf of the Company or any Shareholder in connection with this Agreement or the transactions contemplated hereby for whose fees the Company, Parent or Acquisition are liable.

         3.25 Absence of Certain Payments. As of the date hereof, neither the Company nor to the best of the Company's and each Shareholder's knowledge, any officers, directors, employees, agents, representatives, or independent contractors of the Company has made, or arranged for the making of, any unlawful payment to any official, officer or employee of any Federal, state, county, municipal or other governmental or regulatory body or authority or any self-regulatory body or authority, or made any payment to any customer or supplier of the Company or any officer, director, partner, employee or agent of any customer or supplier, for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Company.

     3.26. No Condemnation or Expropriation. Neither the whole nor any portion of the leaseholds or any other assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the best knowledge of the Company and each Shareholder has such condemnation, expropriation or taking been proposed.

     3.27. Insider Interests. Except as set forth in Schedule 3.27, no officer, director or Shareholder of the Company has any material interest in any property, real or personal, tangible or intangible, pertaining to the business of the Company. Since formation, the Company has not paid, loaned or advanced any amount to, or made any dividend or distribution to, or sold, transferred, or leased any property or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, directly or indirectly, any of its officers, directors or shareholders or any affiliate or associate of any of its officers, directors or shareholders except customary and ordinary salary payments to its officers. The Company is not indebted to any Shareholder or any affiliate or associate of any Shareholder.

     3.28. Disclosure. This Agreement, the Schedules hereto, the Financial Statements and any other information furnished or to be furnished to Parent in connection with this Agreement and the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading. There is no fact known to the Company or any Shareholder which materially affects or will materially affect the properties, assets, financial condition, operations, prospects or business of the Company which has not been set forth in this Agreement, the Schedules hereto or the Financial Statements.

4. Representations and Warranties of Parent. Parent represents and warrants to the Company and the Shareholders as follows:

     4.1. Organization and Qualification. Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own, lease and operate its properties and business as it is now being conducted. Parent is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business or assets of Parent. Acquisition conducts no business activities and is not required to be qualified to do business as a foreign corporation in any jurisdiction.

     4.2. Agreement. The execution, delivery and performance of this Agreement, and all other agreements, documents, instruments and certificates contemplated hereby are within the corporate power and corporate authority of Parent and Acquisition and have been authorized by all necessary corporate action by Parent and Acquisition (no shareholder approval of Parent being required), and this Agreement has been duly executed and delivered by Parent and Acquisition and constitutes, and such other agreements, documents, instruments certificates when executed and delivered will constitute the legal and binding obligation of Parent and Acquisition enforceable in accordance with its terms. The execution and delivery by Parent and Acquisition of this Agreement, and all other agreements, documents, instruments and certificates contemplated hereby, the consummation of the transactions contemplated hereby, and the performance by Parent and Acquisition of their respective obligations hereunder and thereunder will not conflict with or result in any violation or termination of (either immediately or with notice or lapse of time), or any right to accelerate or the creation of any lien, change or encumbrance pursuant to, any provision of (a) the certificate of incorporation or by-laws of Parent or Acquisition, as applicable, (b) any governmental franchise, license, permit or authorization, or any judgment or order of any tribunal or governmental applicable to Parent or Acquisition, or any of Parent's or Acquisition's properties or other assets, (c) any law, statute, decree, rule or regulation of any jurisdiction or (d) any agreement, contract, mortgage, lease, license, note, bond, indenture, deed of trust or other instrument to which Parent or Acquisition is a party or by which any of the properties or other assets of Parent or Acquisition is bound. The issuance of the Parent Common Stock pursuant to this Agreement has been duly and validly authorized and the Parent Common Stock, when issued pursuant hereto, will be validly issued, fully paid and non-assessable. Other than filings or notices expressly contemplated by this Agreement, filings or notices which may be necessary to comply with federal and state securities law and the filing of any necessary documents with the Franchise Tax Board of the State of New Jersey, no authorization, consent or approval of, or declaration of, filing or registration with or notice to any governmental body or authority by Parent or Acquisition is required to be obtained or made by Parent or Acquisition, in connection with the execution of this Agreement by Parent and Acquisition, the consummation by Parent and Acquisition of the transactions contemplated hereby, or the performance by Parent or Acquisition of their obligations hereunder.

     4.3. Capitalization. (a) The authorized capital stock of Parent consists of 10,000,000 shares of Common Stock, no par value, (the "Parent Common Stock"), of which 7,238,548 shares are issued and outstanding; and 2,000,000 of Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Parent's Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

     (b) The authorized capital stock of Acquisition consists of 1000 shares of Common Stock, no par value, (the "Acquisition Common Stock"), of which 100 shares are issued and outstanding and owned by Parent. All of the issued and outstanding shares of Acquisition Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no options, warrants, calls, subscriptions, or other rights or other agreements or commitments of any character whatsoever obligating Acquisition to issue or sell any shares of its capital stock or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of its capital stock or other securities of any kind of Acquisition.

     4.4. Financial Statements. Parent has previously delivered to the Company true and complete copies of the audited balance sheets of Parent as of December 31, 1995 and the related statements of income, retained earnings and cash flows for such years then ended. Such statements, including the notes to all such statements, if any, are referred to herein collectively as the "Parent's Financial Statements". Parent's Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified, and present fairly the financial position of Parent as of the respective dates specified and the results of operations and changes in financial position of Parent for the respective periods specified.

     4.5. No Adverse Change. Since December 31, 1995 there has not been any material adverse change in the financial condition, operations, business or prospects of Parent.

     4.6. Compliance with Other Instruments and Laws. Neither Parent nor Acquisition is in violation of any provision of (a) its charter or by-laws, or
(b) any agreement, contract, mortgage, lease, license or other instrument, governmental franchise, license, permit or authorization, judgment or order of any tribunal or governmental body, or law, statute, decree, rule or regulation applicable to it or any of its properties or to which it is a party or by which it is bound, which violation in any case would reasonably be expected to impair the ability of Parent to operate its business in a manner consistent with past practice.

     4.7. Filings. Parent has filed all documents required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act, the Securities Exchange Act of 1934, and the Rules and regulations promulgated thereunder (the "Filings"). The Filings did not contain on the respective dates of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.8. Brokers. No finder, broker, agent or other intermediary has acted on behalf of Parent or Acquisition in connection with this Agreement or the transactions contemplated hereby for whose fees the Company or any Shareholder is liable.

     4.9. No Solicitation. Parent is not now engaged in any activities, discussions or negotiations with any parties (other than the Company) in respect of a proposal or offer, for a tender or exchange offer, a merger, consolidation, or other business combination involving Parent or its subsidiaries in which Parent would not be the surviving corporation.

     4.10. Company Franchise Agreements. Parent represents and warrants that it has received and reviewed complete copies of all the Company's Franchise Agreements and related assignments, and acknowledges that neither the Company nor the Shareholders have made any representations or warranties with respect to the Franchise Agreements and related assignments, except as specifically set forth in this Agreement.

5. Covenants of the Company and Shareholders. The Company and the Shareholders covenant as follows:

     5.1. Action to Closing. From the date of this Agreement until the Effective Time, the Company will, and the Shareholders, jointly and severally, will cause the Company, to:

     (a) conduct its business only in the ordinary course, in substantially the manner as heretofore conducted and in accordance with all laws, rules, regulations, orders, approvals, authorizations, exemptions, classifications and registrations,

     (b) maintain all of its assets in as good condition and repair as of the date hereof, reasonable wear and tear excepted,

     (c) maintain its inventories of raw materials and supplies, at a level at least equivalent to that existing as of the date of this Agreement but in no event at a level less than necessary for the normal business activities of the Company,

     (d) perform in all material respects all of the respective obligations under all Contracts listed in Schedule 3.18, and not amend, alter or modify any provision of any such Contract or enter into any new Contract or transaction involving consideration in excess of $5,000 or dispose, other than in the ordinary course, of any assets having a value in excess of $5,000 in the aggregate without the prior written consent of Parent,

     (e) use its best efforts to maintain the existing relationships with all suppliers, customers and others having business dealings with the Company,

     (f) use its best efforts to keep available the services of the Company's present officers and employees,

     (g) deliver to Parent on Wednesday of each week a schedule of total sales of the Company, including a breakdown of (i) retail sales by each store, and
(ii) wholesale sales, and interim financial statements as regularly prepared for its internal use,

     (h) confer on a regular and frequent basis with representatives of Parent to report material operational matters and the general status of ongoing operations,

     (i) hire employees and other personnel only in the ordinary course of business; and

     (j) not, without the prior written consent of Parent, take any action or engage in any transaction not expressly permitted by this Section 5.1 or otherwise contemplated by this Agreement which would cause any of the representations and warranties made by the Company and Shareholders herein to be untrue as of the Effective Time or a breach of the terms and conditions of this Agreement.

     5.2. Access and Information. The Company and the Shareholders acknowledge and agree that after the execution of this Agreement, Parent may conduct and continue such accounting review, legal, audit and due diligence investigation or other examinations of the Company as deemed desirable by parent. The Company will, and the Shareholders will cause the Company to, afford Parent and Parent's employees, accountants, counsel and other authorized representatives reasonable access during business hours to the Company's plants, properties, employees, books and records and the Company will, and the Shareholders will, cause the Company to furnish to Parent and its representatives all additional financial and operating data and other information as to the Company as Parent may from time to time reasonably request.

     5.3. Publicity; Confidentiality.

     (a) Neither the Company nor any Shareholder will, without the consent of Parent, issue or cause the publication of any press release or other public announcement with respect to this Agreement after the date hereof.

     (b) Each of the Company and each Shareholder agrees, and shall cause each shareholder, director, officer and key employee of the Company to agree, that such person shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters of the Company, Parent or their affiliates, including, without limitation, "know-how", trade secrets, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs ("Confidential Information") of the Company, Parent and their affiliates learned by such person, heretofore or hereafter and which have not been publicly disclosed, and shall not disclose them to anyone outside of the Company, Parent and their affiliates, without Parent's express written consent.

     5.4. Best Efforts. The Company and each Shareholder agrees to use its and his best efforts respectively to satisfy the conditions to the obligations of Parent hereunder set forth in Section 8.

     5.5. Negotiation with Other Parties. Neither the Company, nor any Shareholder, nor any director, officer or stockholder of the Company will participate in any negotiations with any third party for Acquisition of all or any part of the Company or its assets prior to the Effective Time or the prior termination of this Agreement pursuant to Section 10.3. The Company and each Shareholder will report to Parent any contacts from any third party with respect to such acquisition.

     5.6. Covenant Not to Compete; Injunctive Relief.

     (a) As a condition to consummation by Parent of the Merger set forth herein in accordance with which each Shareholder will each relinquish all of the capital stock of the Company previously held by them, each Shareholder agrees that until five (5) years from Closing Date, that he shall not (i) in any way, directly or indirectly, whether for such person's account or for the account of any other person, firm, corporation or other entity, engage in, represent, furnish consulting services to, be employed by, or have any interest in (whether as owner, principal, director, officer, partner, agent, consultant, stockholder or otherwise) any business which manufactures bagels or sells them at retail or wholesale (it being understood that a business for which the sale of bagels is incidental to its primary business shall not be considered a business which "sells them at retail or wholesale" for purposes of the foregoing restriction),
(ii) induce or attempt to induce any person or entity which is a customer or franchisee of the Company, Parent or any of its affiliates to cease doing business in whole or in part with Parent or such affiliate, or (iii) solicit, entice or induce any person who shall then be an employee of Parent or of any franchisee to become employed by any other person, firm or corporation or to leave their employment with Parent or such affiliate, and no Shareholder shall directly or indirectly approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person. The restrictions contained in this Section 5.6 shall apply in the specific geographic areas and customer markets within such geographic areas served by the Company, Parent or their respective affiliates or franchisees at the time an alleged breach of this provision occurs. Nothing in the foregoing shall prohibit a Shareholder from engaging in any business that is not in competition with Parent, or investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with Parent, and provided that such ownership represents a passive investment and that no Shareholder nor any group of persons including a Shareholder, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising such person's rights as a shareholder, or seeks to do any of the foregoing.

     (b) Each Shareholder  acknowledges that the restrictions  contained in this
Section 5.6 are reasonable and necessary to protect the legitimate business interests of Parent and that Parent would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, each Shareholder agrees that in the event of a breach or threatened breach by him of the provisions of this Section 5.6, Parent would sustain irreparable harm and, therefore, Shareholder irrevocably and unconditionally (i) agrees that in addition to any other remedies which Parent may have under this Agreement or otherwise, all of which remedies shall be cumulative, parent shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, without the necessity of proving actual damage, restraining such person from doing or continuing to do or perform any acts constituting such breach or threatened breach, (ii) agrees that such relief and any other claim by Parent pursuant hereto may be brought in the United States District Court for the District of New Jersey, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of New Jersey, (iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which such person may have to the laying of venue of any such suit, action or proceeding in any such court. In the event that any of the provisions of this Section 5.7 hereof should ever be adjudicated to exceed the duration, geographic area, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum duration, geographic area, product or service, or other limitations permitted by applicable law, and each Shareholder hereby consents to this enforcement of such restrictions as so modified.

     (c) Each Shareholder agrees that the existence of any claim or cause of action he may then have against Parent or any of its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of the provisions of this Section 5.6.

     (d) In the event of any breach or violation of the restriction contained in this Section 5.7, the period specified in Section 5.6(a) shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

     (e)  Each  Shareholder   acknowledges  and  agrees  that  the  restrictions
contained in this Section 5.6 are entered into as an inducement to Parent to consummate the merger, are not exclusive and are in addition to (and not a limitation of) any restrictions contained in the Employment Agreements attached hereto as Exhibit B to be entered into by each Shareholder in connection with consummation of the Merger. In the event of any inconsistencies between the provisions of the Employment Agreement and this Agreement, the provisions of this Section 5.6 shall govern.

     5.7. Pooling. Each Shareholder understands and acknowledges that, in order to preserve treatment of the Merger as a "pooling of interests" for accounting purposes, none of the Shareholders is permitted to sell any shares of Parent Common Stock until such time as the financial results covering at least 30 days of combined operations of the Company and Parent after the Effective Date have been publicly issued (the date of such issuance being the "Issuance Date"), and accordingly, each Shareholder agrees that he will not directly or indirectly sell any shares of Parent Common Stock until the Issuance Date.

6. Covenants of Parent. Parent covenants as follows:

     6.1. Best Efforts. Parent will use its best efforts to satisfy the conditions to the obligations of the Company and Shareholders hereunder set forth in Section 7.

     6.2. Publicity; Confidentiality. Prior to the Closing, or if this Agreement is terminated, Parent agrees to maintain the confidentiality of any non-public information furnished by the Company, or any Shareholder to it in connection with the transactions contemplated by this Agreement in accordance with the terms and provisions of that certain Confidentiality Agreement between Parent and the Company signed November 22, 1995.

     6.3. Access to the Company. Prior to the Effective Date, Parent shall give the Company and the Shareholders full access to the executive officers of Parent and shall direct such officers to respond fully and completely to any reasonable requests for information regarding the business, finances and operations of Parent.

     6.4. Tax Free Reorganization. Parent shall not take any action which would cause the transactions contemplated hereby not to be treated as a tax free reorganization under the Code.

     6.5. Current Filings. For a period of three years from the Effective Date, Parent shall use its reasonable best efforts to file all reports required to be filed under Section 13 of the Securities Exchange Act of 1934.

7. Conditions to the Obligations of the Company. The obligations of the Company to effect the transactions contemplated hereby are subject to the fulfillment to its satisfaction, prior to the Effective Time of the following conditions:

     7.1. Representations and Warranties. The representations and warranties of Parent and Acquisition contained in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Effective Time as though such representations and warranties were made at and as of the Effective Time (i.e. in each instance where a representation is limited by the words "as of the date hereof" or like phrase, such words or phrase shall be read to mean as of the Effective Time for purposes of this condition).

     7.2. Performance. Parent and Acquisition shall have performed and complied with each covenant or condition required by this Agreement to be performed or complied with by it before or at the Effective Time.

         7.3. Closing Certificate. Parent and Acquisition shall have delivered to the Company a certificate, dated the Effective Date and executed by a principal executive or financial officer of each of Parent and Acquisition, certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

     7.4. Opinion of Counsel. The Company shall have received from counsel for Parent an opinion, dated the Effective Date, addressed to the Company and substantially in the form set forth as Exhibit C.

     7.5. Employment Agreements. Parent shall have executed and delivered employment agreements with each Shareholder in the form of Exhibit B.

     7.6. No Order. No governmental entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, order, decree or injunction which has the effect of preventing the Merger or making the transactions contemplated hereby illegal.

8. Conditions to the Obligations of Parent. The obligations of Parent and Acquisition to effect the transactions contemplated hereby are subject to the fulfillment to their satisfaction, before or at the Effective Time, of the following conditions:

     8.1. Representations and Warranties. The representations and warranties of the Company and Shareholders contained in this Agreement (including the Schedules hereto) shall have been true and correct when made and shall be true and correct at and as of the Effective Time as though such representations and warranties were made at and as of the Effective Time (i.e. in each instance where a representation is limited by the words "as of the date hereof" or like phrase, such words or phrase shall be read to mean as of the Effective Time for purposes of this condition).

     8.2. Performance. The Company and each Shareholder shall have performed and complied with each covenant and condition required by this Agreement to be performed or complied with by them before or at the Effective Time.

     8.3. Closing Certificate. The Company and each Shareholder shall have delivered to Parent a certificate, dated the Effective Date and executed by each of the Company and each Shareholder, certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

     8.4. Employment Agreements. Each Shareholder shall each have executed and delivered employment agreements with Parent in the form of Exhibit B.

     8.5 Opinion of Counsel.  Parent  shall have  received  from counsel for the
Company  an  opinion,   dated  the  Effective  Date,  addressed  to  Parent  and
substantially in the form set forth as Exhibit E.

     8.6. Consents; Permits. The Company shall have obtained and Parent shall have received, in form and substance reasonably satisfactory to Parent, all consents which are required to consummate the transactions contemplated hereby or to avoid the termination of any Permit or Contract upon such consummation (including without limitation waivers of due-on-sale clauses contained in any contracts and any consents to the change of ownership of the Company required under the terms of any Permit or Contract including leases for the Company's manufacturing facilities and stores), which consents are set forth in Schedule
3.16 and Schedule 3.18.

9.   Indemnification.

     9.1. Survival of Representations and Warranties. The representations and warranties contained in Sections 3 and 4 of this Agreement shall survive any investigation by either party and the Closing.

     9.2. Indemnification by the Shareholders

     (a) From and after the Closing, each Shareholder, jointly and severally, agrees to indemnify and defend Parent, the Company, and Acquisition and hold Parent, the Company and Acquisition harmless from and against any out-of-pocket loss, liability, damage, penalty, claim or expense, including interest, penalties, reasonable attorneys' and technical consultants' fees and other costs and expenses (including such reasonable expenses incurred to defend a bona fide third party claim which would constitute a breach of a representation, warranty or covenant if the claim were successful, notwithstanding the ultimate outcome) (collectively, "Losses") incurred or sustained by Parent or the Company as a result of or arising out of:

          (i) the non-fulfillment or breach of any covenant or agreement or the breach of any representation or warranty of the Company or any Shareholder set forth in this Agreement or in any instrument, certificate or other document delivered pursuant thereto.

          (ii) all tax liabilities (federal, state and local, including without limitation, income, franchise, unemployment, withholding, sales, real and personal property), and all other taxes required to be paid by the Company or any of its affiliates (including tax liabilities resulting from any distributions by the Company or its shareholders), in each case, for any fiscal tax period ending on or before the Closing, as may be assessed and found due after audit and review. In connection therewith, the

     Shareholders, jointly and severally, at their sole cost and expense, shall be responsible for the representation, commencing at the audit level, with regard to the tax liabilities of the Company or any of its affiliates for all fiscal tax periods ending on or prior to the Closing Date using counsel acceptable to Parent in its reasonable judgment; and Parent agrees that the books and records of the Company for all such periods and such other cooperation as shall be reasonably requested will be made available to the accountants, attorneys and other representatives of the Shareholders for his use in connection with any such audit and tax examination. Should additional taxes be finally assessed for any period ending on or prior to the Closing Date, the Shareholders will be jointly and severally responsible for the payment of such taxes, together with any interest and penalties due. Parent will keep all of the books and records of the Company until the statute of limitations with respect to the applicable audit periods shall have expired and any audits and tax proceedings shall have completed.

          (iii) any investigation, claim, lawsuit, injunction, arbitration, or regulatory or administrative suit, proceeding, order or action with respect to Environmental Matters arising out of or relating to the activities or omissions of the Company through and including the Closing Date, whether or not disclosed herein or in the Schedules hereto.

          (iv) any and all debts, claims, liabilities and obligations of the Company arising out of or relating in any way to any transactions, occurrences, events, facts, or actions or omissions that shall have taken place prior to the Effective Date, regardless of when the cause of action thereof shall be deemed to have accrued or arisen or when the action is instituted, to the extent not (A) disclosed and adequately provided for in the Closing Balance Sheet, or (B) disclosed in any schedule hereto.

     (b) Notwithstanding the foregoing Paragraph 9.2(a) and the subsections thereto or anything contained herein deemed to be to the contrary, the Company and the Shareholders shall have no indemnification obligation with respect to any claim asserted by any party to the Company's existing Franchise Agreements or related guarantees, which claims are a result of or arise out of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (c) The maximum liability of the Shareholders in the aggregate  pursuant to
Section 9.2(a) shall not exceed the lesser of (i) the maximum amount payable by the Shareholders which will not impair treatment of the Merger for accounting purposes as a "pooling of interests," and (ii) the total aggregate value of the shares of Parent Common Stock received under this Agreement by all of the Shareholders, based on the closing price of Parent Common Stock as of the day prior to the Effective Date.

     9.3. Indemnification by Parent. Parent agrees to indemnify and hold harmless the Shareholders from and against any out-of-pocket loss, liability, damage, penalty, claim or expense, including interest, penalties, reasonable attorneys' and technical consultants' fees and other costs and expenses (including such reasonable expenses incurred to defend a bona fide third party claim which would constitute a breach of a representation, warranty or covenant if the claim were successful, notwithstanding the ultimate outcome) (collectively, "Losses") incurred by any Shareholder as a result of or arising out of:

          (i) the nonfulfillment or breach of any covenant or agreement or the breach of any representation or warranty of Parent in this Agreement; or

          (ii) any claim against any Shareholder arising from the operation of the Company from and after the Effective Date, including, without limitation, any claims by franchisees of either Company or Parent arising out of or related to any alleged conflict regarding franchisee territorial or market rights in (a) Upper Darby, Pennsylvania, (b) Broomall, Pennsylvania, and (c) Wilmington, Delaware;

provided, however, that fluctuations in the public trading price of Parent Common Stock shall not be considered to be within the meaning of the term Losses for purposes of the forgoing.

     9.4. Limitations; Nonexclusivity. The indemnification provided for in Sections 9.2 and 9.3 are subject to the limitation that Losses shall be computed net of recoveries from third parties (it being understood that tax benefits, if any, shall not be deemed to be recoveries from third parties), and net of insurance recoveries (which issuance recoveries, if any, shall be deemed reduced by estimated increases in insurance premiums resulting from the claims which give rise to such recoveries).

     9.5. Indemnification Procedures. (a) A party entitled to indemnification hereunder shall herein be referred to as an "Indemnitee." A party obligated to indemnify an Indemnitee hereunder shall herein be referred to as an "Indemnitor." Promptly after receipt by an Indemnitee of notice of any claim or the commencement of any action, or upon discovery of any facts which an
Indemnitee believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under this Section 9, notify such Indemnitor in writing in reasonable detail of the claim or the commencement of such action. If any third party claim shall be brought against such Indemnitee, it shall notify such Indemnitor thereof, and the Indemnitor shall be entitled (i) to participate therein, (ii) to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, provided (A) the Indemnitor provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that Indemnitor will have the financial resources to defend against the third party claim and fulfill its indemnification obligations hereunder, (B) the third party claim seeks monetary damages only and no injunctive or other equitable relief, (C) settlement of or an adverse judgment with respect to the third party claim is not, in the good faith judgment of Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of Indemnitee; and (D) the Indemnitor conducts the defense of the third party claim actively and diligently, and (iii) to settle or compromise any such claim or action; provided that the terms of such settlement or compromise provide for the unconditional release of the Indemnitee and require the payment of monetary damages only. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under this Section 9 for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that the Indemnitee shall have the right to employ counsel to represent it if, in the Indemnitee's reasonable judgment, it is advisable for the Indemnitee to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnitee. If the Indemnitor does not elect to assume the defense of such claim or action, the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect thereto, and shall not settle or compromise any such claim or action without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The parties hereto agree to render to each other such assistance as may reasonably be requested in order in insure the proper and adequate defense of any such claim or proceeding. Except as specifically set forth herein, the provisions of this Section 9.5 shall not affect an Indemnitor's indemnification liability as otherwise provided in this Section 9.

     (b) In the event that the Shareholders are required to incur any expenses in connection with their indemnification obligations hereunder, Parent agrees to lend the Shareholder the funds necessary to meet such obligations, which loan shall be payable by the Shareholder with interest at the lowest rate then applicable to loans to Parent by a financial institution, over a three year period in equal annual installments, and shall be secured by shares of Parent common stock then owned by the Shareholders.

     9.6. Indemnification Arrangements Among the Shareholders. The provisions of this Section 9 shall not affect any indemnification or other rights of the Shareholders against each other on account of this Agreement or the transactions contemplated hereby.

10.  Registration Rights.

     10.1. Demand Registration Rights. At any time commencing on the date following the publication by Parent of results of operations which include the combined results of Parent and the Company for at least thirty days, and ending on the third anniversary of the Effective Date, the Shareholders shall have the right by notice given to Parent to require Parent to prepare and file with the Securities and Exchange Commission a Registration Statement under the Securities Act with respect to the registration for sale by the Shareholders from time to time of the Shares (the "Registration Statement"). In connection therewith, Parent shall:

     (a) use its reasonable best efforts to prepare and file the Registration Statement under the Securities Act on such form as Parent may deem appropriate (including Form S-3 or any successor form if available at the time) with respect to the Shares within thirty days of receipt of such notice, and use its reasonable best efforts to cause such Registration Statement to become effective,  advise the Shareholders of the  effectiveness  of such  Registration

Statement and of the entry of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose, and, if such stop order should be entered, use its reasonable best efforts promptly to obtain the lifting or removal thereof;

     (b) prepare and file such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, with respect to the offering of the Common Stock covered by such Registration Statement and to keep such Registration Statement current for a period of three years or until all Shares shall have been sold by the Shareholders;

     (c) furnish to the Shareholders promptly at the time of the filing thereof, a copy of the Registration Statement as filed and any amendment to said Registration Statement and all exhibits thereto and consents of experts filed or to be filed therewith;

     (d) furnish to the Shareholders such number of copies of such Registration Statement and all amendments thereto and of such prospectuses (including each preliminary or supplemented prospectus) as the Shareholders may reasonably request in order to facilitate the sale or transfer of the Common Stock covered thereby;

     (e) use its reasonable best efforts to comply with all notification and other requirements of the NASDAQ Stock Market or any securities exchange on which other shares of Common Stock are then listed;

     (f) use its reasonable best efforts to register or qualify such Common Stock under the securities or Blue Sky laws in such jurisdictions within the United States as the Shareholders may reasonably request; provided, however, that the Parent shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction;

     (g) agree in writing to, and failing such written agreement does hereby indemnify and hold harmless the Shareholders and any underwriter or any person who controls such Shareholder or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (each of the Shareholders and each such underwriter and each such controlling person being referred to herein as an "Indemnified Person") from and against any and all out-of-pocket loss, liability, damage, penalty, claim or expense, including interest, penalties, reasonable attorneys' and technical consultants' fees and other costs and expenses arising out of or based upon any violations of federal or state securities laws or any omission or alleged omission of a material fact required to be stated therein or necessary to make a statement therein not misleading, except insofar as such losses, liabilities, damages, penalties, claims or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information supplied in writing to the Company by or on behalf of such Indemnified Person expressly for use therein; and

     (h) promptly notify the Shareholders at such time as the Registration Statement is no longer effective or may otherwise not be utilized to sell shares of Common Stock owned by such persons.

     10.2 Piggyback Registration Rights.

     (a) If one or more Shareholders of Parent (the "Registering Shareholder") proposes to sell any shares of Parent Common Stock in an offering pursuant to a registration statement under the Securities Act (other than a negotiation statement on Form S-4 or on Form S-8, or similar forms) proposed to be filed by the Parent, which registration statement does not include securities to be sold for the account of the Parent, the Parent shall notify each Shareholder of such event and shall permit each Shareholder to include in such registration statement such number of the Parent Common Stock as determined by multiplying
(i) the number of shares of Parent Common Stock beneficially owned by such Shareholder; (ii) by the Highest Registering Shareholder Percentage. The Highest Registering Shareholder Percentage shall mean the highest number determined by comparing the numbers computed for each Registering Shareholder for whom shares of Parent Common Stock are being registered in such registration statement, by dividing (x) the number of shares of Parent Common Stock to be included in such registration statement for the account of such Registering Shareholder by (y) the total number of Stock beneficially owned by such Registering Shareholder.

     (b) If Parent proposes to file a registration statement under the Act relating to securities to be sold in an underwritten public offering by Parent which includes a secondary offering of shares of Parent Common Stock by any Registering Shareholder, (i) if the numbers of shares of Parent Common Stock to be registered for the account of selling shareholders is not limited by the underwriter, then Parent shall permit each Shareholder to include in such registration statement such number of shares of Parent Common Stock determined in accordance with the provisions of Section 6.2(a), and (ii) if the number of shares of Parent Common Stock to be registered for the account of selling shareholders is limited by the underwriter or otherwise, Parent shall permit each Shareholder to include such number of shares of Parent Common Stock owned by such Shareholder determined by multiplying (A) the total number of Parent Shares to be registered for the account of the Shareholders and Registering Shareholders desiring to have shares so registered; (B) by a fraction of which the numerator shall be the total number of shares of Parent Common Stock beneficially owned by such Shareholder and of which the denominator shall be the total number of shares of Parent Common Stock beneficially owned by the Shareholders and Registering Shareholders for whom shares of Parent Common Stock are to be included in such registration statement.

     (c) In all cases, Shareholders shall be subject to the same rights and agree to be bound by the same restrictions, if any, as the Registering Shareholders may be subject with respect to the sales pursuant to a registration statement as provided herein.

     (d) For purposes of the foregoing determination, ownership of Parent Common Stock shall be determined by adding the number of shares owned directly by any person together with the number of shares transferred by such person to another person or entity and for which the transferor has beneficial ownership, as such term is defined ln Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

     10.3. Conditions to Registration. Parent's obligations to file a Registration Statement and the rights of the Shareholders to have the Shares held by them to be included in the Registration Statement pursuant to the provisions of Section 10.1 or 10.2, shall be subject to the following conditions:

     (a) The Shareholders participating in the Registration Statement (the "Participating Shareholders") shall furnish to Parent upon request, in writing, such information and documents as, in the opinion of counsel to Parent, may be reasonably required to properly prepare and file such Registration Statement in accordance with applicable provisions of the Act; and

     (b) The Participating Shareholder shall agree to indemnify and hold harmless Parent, its directors and officers, and each person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, to the same extent as the indemnity from Parent to Indemnified Person set forth in subsection (g) of Section 10.1, but only with respect to information furnished in writing by the Participating Shareholders to Parent expressly for use in the Registration Statement or related prospectus (preliminary or final) or any amendment or supplement thereto.

     10.4 Expenses of Registration. In connection with any Registration Statement filed pursuant to Section 10.1 of this Agreement, all expenses of such registration shall be borne by the Shareholders if such registration is effected through the use of a Registration Statement on Form S-3 or on any other Form at the request of the Shareholders if Parent is then eligible to use Form S-3, and one half by the Shareholders and one half by Parent if Parent is not then eligible to effect such registration on Form S-3; and in connection with the registration of Parent Common Stock being registered for sale by Shareholders in any Registration Statement filed pursuant to Section 10.2, the expenses of such registration shall be borne by Parent. Such expenses shall include, without limitation, all SEC filing fees, National Association of Securities Dealers, Inc. fees, all blue Sky filing and registration fees and expenses with respect to such jurisdictions as the Participating Shareholders may reasonable deem necessary, the cost of all printed material used by or on behalf of the Participating Shareholders, and the legal and accounting fees and expenses incurred by Parent in connection with the Registration Statement. The Participating Shareholders shall, in all events, pay all underwriters' commissions and discounts attributable to the Common Stock to be sold by the Participating Shareholders and the fees and expenses of the Participating Shareholders' counsel.

     10.5. Inclusion of Other Shares. The Shareholders acknowledge and agree that in connection with the Registration Statements described in this Section 10, Parent may, at its option, include shares of Common Stock in such Registration Statement to be sold for the account of other shareholders of the Company. The provisions of this Agreement shall not prohibit Parent from otherwise registering any of its securities from time to time.

11.  General Provisions.

     11.1. Modification; Waiver. This Agreement may be modified only by a written instrument executed by the parties herein. Any of the terms and conditions of this Agreement may be waived in writing at any time on or before the Closing Date by the party entitled to the benefits thereof.

     11.2. Entire Agreement, etc. This Agreement, together with the schedules and exhibits hereto (including the Employment Agreements to be executed at the Closing), constitutes the entire agreement among the parties pertaining to the subject matters hereof and supersedes all prior agreements and understandings of the parties in connection therewith; provided, however, that the terms of the Confidentiality Agreement between Parent and the Company signed November 22, 1995 shall remain in effect subject to and in accordance with the provisions of
Section 6.2 hereinabove.

     11.3. Termination. This Agreement may be terminated:

     (a) at any time before the Effective Time by mutual consent of Parent and the Company; or

     (b) by either Parent or the Company in writing, if the Closing shall not have occurred on or before 15 business days following the date on which all of the conditions set forth in Sections 7 and 8 have been satisfied provided that the non-occurrence of the Closing is not attributable to a breach of the terms hereof by the party seeking termination.

     11.4. Expenses. Whether or not the transactions contemplated herein shall be consummated, each party shall pay its own expenses incident to the preparation and performance of this Agreement. Notwithstanding anything to the contrary contained herein, the Shareholders shall bear any expenses of the Company, including, without limitation, legal and accounting expenses, incident to the negotiation, preparation and performance of this Agreement and the other documents contemplated hereby, including, without limitation, the cost of preparation of the Financial Statements and the Closing Balance Sheet and the fees and costs of counsel to the Company.

     11.5. Further Actions. Each party shall execute and deliver such certificates, agreements and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated hereby.

     11.6. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, registered mail, first-class postage paid, return receipt requested, or any other delivery service with proof of delivery:

If to the Company or a Shareholder prior to the Effective Date:

                              Specialty Bakeries, Inc. d/b/a Bagel Builders 1263 Glen Avenue, Suite 220
                              Moorestown, New Jersey 08057

                              FAX#: (609) 840-0808

         with a copy to:      ABRAHAM PRESSMAN & BAUER, P.C.
                              1818 Market Street, 35th Floor
                              Philadelphia, Pennsylvania 19103
                              Attention: Joseph Schumacher, Esq.

                              FAX#: (215) 569-4372

If to a Shareholder subsequent to the Effective Date:

                              Rocco Fiorentino
                              48 Downing Lane
                              Voorhees, New Jersey 08043

                              FAX#:

                              Frank Guglielmo
                              38 White Pine Drive
                              Sewell, New Jersey 08080

                              FAX#:

                              John E. Gerber, Jr.
                              36 Rickland Drive
                              Sewell, New Jersey 08080

                              FAX#:

         with a copy to:     ABRAHAM PRESSMAN & BAUER, P.C.
                             1818 Market Street, 35th Floor
                             Philadelphia, Pennsylvania 19103
                             Attention: Joseph Schumacher, Esq.

                             FAX#: (215) 569-4372

If to Parent:

                             Manhattan Bagel Company, Inc.
                             246 Industrial Way West
                             Eatontown, NJ 07724

                             Attention:  Jack Grumet, Chairman and
                                           Chief Executive Officer
                                         Howard P. Goldberg, General Counsel

                             FAX#.: (908) 544-1315

         with a copy to:     MORRISON, COHEN, SINGER & WEINSTEIN, LLP
                             750 Lexington Avenue
                             New York, New York 10022
                             Attention: Jack Levy, Esq.

                             FAX#.: (212) 735-8708

or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

     11.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by either party hereto without the prior written consent of the other party.

     11.8. Counterparts. This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one instrument.

     11.9. Headings. The section and other headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

     11.10. Governing Law. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of law thereof.

     11.11. Severability . If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, (i) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     11.12. Remedies Cumulative. Except as otherwise provided herein, each right, power and remedy, provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and the exercise or beginning of the exercise or the forbearance of exercise by any party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any such party of any or all of such other rights, powers or remedies.

     11.13. Exclusivity. So long as this Agreement remains in effect, the Company shall not discuss or negotiate with any other firm or individual for the sale of its assets, and no Shareholder shall discuss or negotiate with any other firm or individual for the sale of their shares.

     11.14. Arbitration. (a) Except as set forth below, all controversies, disputes or claims arising between or among Patent, Acquisition, Company or Shareholders in connection with, arising from, or with respect to: (i) this Agreement or any provision hereof; (ii) the relationship of the parties hereunder; or (iii) the validity of this Agreement or any provision hereof, shall be submitted for binding arbitration to the American Arbitration Association at its office in Somerset, New Jersey. Such arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association.

     (b) The appointed arbitrators shall promptly elect a chairperson. The chairperson shall hold a preliminary hearing within thirty (30) days after being selected. All discovery authorized by this Agreement or by the chairperson shall be conducted and concluded not later than one hundred twenty (120) days after the preliminary hearing concludes. The arbitration hearing shall commence not later than sixty (60) days after discovery concludes and the arbitration hearing shall itself conclude not later than thirty (30) days after its commencement, unless modified as hereinafter provided. The arbitrators shall render their decision within fifteen (15) days after the conclusion of the arbitration proceeding. The decision of a majority of the arbitrators shall be binding on the parties.

     (c) The parties shall be free to request production of documents or other information from other parties. Any request for documents or other information shall be specific; relate to the matter at controversy; call for the production only of non-privileged documents relevant to the disputed claims; and afford to the party to whom the request is made a reasonable period time to respond without interfering with the time set for the hearing. A party upon whom a request for documents or other information is made shall promptly advise the arbitrators, in writing, of any objections to such request. Any objection shall be specific and set forth all of the reasons supporting such objection. The chairperson's ruling on any request or objection shall be binding on the parties.

     (d) At any time after all pleadings have been submitted to the arbitration panel, or at times agreed upon by the parties, but no later than twenty (20) calendar days prior to the arbitration hearing, each party may take two (2) depositions of an opposing party or of an individual under the control of an opposing party. Additionally, any party shall be entitled to depose any person designated as an expert witness by any other party.

     (e) The chairperson shall have authority to determine any pre-hearing disputes. The parties shall comply with any directive from the chairperson within the time specified by the chairperson. At any time, the chairperson may elect to refer any issue under this paragraph to the full arbitration panel.

     (f) Any award conferred by the arbitrators shall be final, binding and non-appealable. Judgment may be entered on such award in any court of competent jurisdiction. The arbitrators shall have the right to award or include in their award any relief which they deem proper under the circumstances, including without limitation, money damages, specific performance, injunctive relief, attorneys' fees and costs.

     (g) Anything herein to the contrary notwithstanding the following disputes and controversies shall not be subject to arbitration: (a) any dispute involving enforcement of the Shareholders' covenants not to compete as set forth in Paragraph 5.6 of this Agreement; and (b) any judicial proceeding in equity seeking temporary restraining orders, preliminary injunctions (whether prohibitive or mandatory), or other interlocutory relief.




                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  MANHATTAN BAGEL COMPANY, INC.

                                  By: /s/ Jack  Grumet
                                     -------------------------------------------
                                           Jack Grumet

                                           Chairman & Chief Executive Officer

                                  SBI ACQUISITION CORP.

                                  By:  /s/ Jack Grumet
                                     -------------------------------------------
                                           Jack Grumet
                                           Chairman & Chief Executive Officer

                                  SPECIALTY BAKERIES, INC.

                                  By: /s/ Rocco Fiorentino
                                     -------------------------------------------
                                           Rocco Fiorentino, President

                                  SHAREHOLDERS:

                                      /s/ Rocco Fiorentino
                                     -------------------------------------------
                                  Rocco Fiorentino

                                     /s/ John Gerber
                                     -------------------------------------------
                                  John Gerber

                                     /s/ Frank Guglielmo
                                     -------------------------------------------
                                  Frank J. Guglielmo